                                  Exhibit 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below.

Name of Designated Filer: INVUS PUBLIC EQUITIES, L.P.

Date of Event Requiring Statement: December 16, 2020.

Issuer Name: Lexicon Pharmaceuticals, Inc. [LXRX]

INVUS PUBLIC EQUITIES, L.P.

By: INVUS PUBLIC EQUITIES ADVISORS, LLC, its general partner

By: /s/ Raymond Debbane
    -------------------
Name: Raymond Debbane
Title: President

INVUS L.P.

By: INVUS ADVISORS, L.L.C., its general partner

By: /s/ Raymond Debbane
    -------------------
Name: Raymond Debbane
Title: President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By: /s/ Raymond Debbane
    -------------------
Name: Raymond Debbane
Title: President

INVUS ADVISORS, L.L.C.

By: /s/ Raymond Debbane
    -------------------
Name: Raymond Debbane
Title: President

ARTAL TREASURY LIMITED

By: /s/ Keith Le Poidevin
    -------------------
Name: Keith Le Poidevin
Title: Director